                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                            Intercargo Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

--------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

     (3) Filing party:

--------------------------------------------------------------------------------

     (4) Date filed:

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







                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD MAY 16, 1997


TO THE STOCKHOLDERS OF INTERCARGO CORPORATION

NOTICE IS HEREBY GIVEN that the Annual Meeting of the Stockholders of Intercargo Corporation will be held at its corporate offices, l450 East American Lane, Conference Room B, Schaumburg, Illinois, 60173, on Friday, May 16, 1997 at 10:00 a.m. Chicago Time, for the purpose of considering and acting upon the following matters:

1.   To elect two Class 1 directors;

2.   To ratify the selection of Ernst & Young LLP as auditors for fiscal 1997;

3. To approve the amendment to the Company's Non-Qualified and Incentive Stock Option Plan;

4.   To transact such other business as may properly come before the meeting.

Stockholders of record at the close of business on March 28, 1997 will be entitled to vote, either in person or by proxy. Stockholders who do not expect to attend in person are urged to execute and return the accompanying proxy in the envelope enclosed.

The annual report of the Company for the year 1996 is being mailed to all stockholders of record.

BY ORDER OF THE BOARD OF DIRECTORS.




Michael L. Rybak
Secretary


April 18, l997
Intercargo Corporation
1450 East American Lane, 20th Floor
Schaumburg, IL 60173

                                PROXY STATEMENT


                             INTERCARGO CORPORATION
                      1450 EAST AMERICAN LANE, 20TH FLOOR
                           SCHAUMBURG, ILLINOIS 60173
                                 (847) 517-2990

                         ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 16, 1997

     This proxy statement is being furnished to the stockholders of Intercargo Corporation, a Delaware corporation (the "Company"), 1450 East American Lane, 20th Floor, Schaumburg, Illinois, 60173, in connection with the solicitation of proxies by its Board of Directors for use at the annual meeting of stockholders to be held on May 16, 1997 and any adjournments thereof. The approximate date on which this proxy statement and the accompanying proxy are first being sent to the stockholders is April 18, 1997.

     The proxy is revocable at any time before it is voted by written notification to the persons named therein as proxies, which may be mailed or delivered to the Company at the above address, or in person upon oral or written request at the annual meeting. All shares represented by effective proxies will be voted at the meeting and at any adjournments thereof.

     If the enclosed proxy is properly executed and returned in time for voting with a choice specified thereon, the shares represented thereby will be voted as indicated thereon. If no specification is made, the proxy will be voted by the persons named therein as proxies FOR the election as directors of the nominees named herein (or substitutes therefor if any nominees are not available to serve), FOR the ratification of Ernst & Young LLP as auditors for fiscal 1997, FOR the approval of the amendment to the Company's Non-Qualified and Incentive Stock Option Plan, and in their discretion upon such matters not presently known or determined which may properly come before the meeting.

     The Company has one class of stock issued and outstanding: common stock, $1.00 par value per share ("Common Stock"). Stockholders of record as of the close of business on March 28, l997 are entitled to notice of and to vote at the meeting. As of March 28, 1997, there were 7,659,981 shares of Common Stock issued and outstanding, each share being entitled to one vote. There are no cumulative voting rights with respect to the election of directors.

     Presence in person or by proxy of holders of a majority of the outstanding shares of Common Stock will constitute a quorum at the meeting. Assuming a quorum is present, the affirmative vote by the holders of a plurality of the shares represented and entitled to vote will be required to act on the election of directors. The affirmative vote of the holders of a majority of the shares present in person or by proxy and entitled to vote is required for ratification of selection of the auditors and approval of amendment and for approval on any other matters that may properly come before the meeting. A broker non-vote on a matter is counted as not present and not entitled to vote on the particular matter, and therefore, is not counted in determining voting results. If a stockholder, present in person or by proxy, abstains on any matter, the stockholder's shares will be treated as present and entitled to vote and will thus have the same legal effect as a vote "AGAINST" the matter.

                        PRINCIPAL HOLDERS OF SECURITIES

     The following table shows with respect to (i) each person who is known to be the beneficial owner of more than 5% of the Common Stock of the Company;
(ii) each director and nominee of the Company; (iii) each Named Executive (as such term is defined in "Executive Compensation"); and (iv) all executive officers and directors as a group: (a) the total number of shares of Common Stock beneficially owned as of March 28, 1997; and (b) the percent of the class so owned as of the same date:



                                          NUMBER OF SHARES
NAME OF BENEFICIAL OWNER                BENEFICIALLY OWNED (1)  PERCENTAGE OF CLASS (1)
--------------------------------------  ----------------------  -----------------------
Orion Capital Corporation (2) ........               1,899,223                   24.79%
  9 Farm Springs Drive
  Farmington, Connecticut 06032
Fenimore Asset Management, Inc. (3) ..                 692,650                    9.04%
  118 North Grand Street
  P.O. Box 310
  Cobleskill, New York 12043
Arthur J. Fritz, Jr. (4)(5) ..........                 250,000                    3.26%
James R. Zuhlke (4)(6) ...............                 343,849                    4.47%
Kenneth A. Bodenstein (4)(7) .........                  20,000                        *
Arthur L. Litman (4) .................                  42,666                        *
Albert J. Gallegos (4)(8) ............                   2,900                        *
Robert S. Kielbas (4)(9) .............                  55,181                        *
Robert B. Sanborn (2)(4) .............               1,899,223                   24.79%
Michael L. Sklar (4) .................                   1,500                        *
Gary C. Bhojwani (4)(10) .............                  32,400                        *
All Directors and Executive Officers
 as a group(11) (10 persons) .........               2,647,719                   34.26%


     * Less than 1% of Common Stock outstanding.

(1) Calculated pursuant to Rule 13d-3 of the Securities Exchange Act of 1934. Unless otherwise stated herein, each such person has sole voting and investment power with respect to all such shares. Under Rule 13d-3(d), shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but are not deemed outstanding for the purpose of calculating the percentage owned by each other person listed. As of March 28, 1997, the total number of the Company's outstanding shares was 7,659,981.

(2) As reported in Orion Capital Corporation's Schedule 13D, as amended through December 9, 1996. These shares are held by Security Insurance Company of Hartford, a Connecticut corporation, wholly-owned by Orion Capital Corporation. These shares are deemed to be beneficially owned by Robert B. Sanborn, a director of the Company, who as Senior Executive Consultant and a director of Orion Capital Corporation, may be deemed to have shared power to vote and dispose of these shares.

(3) As reported in Fenimore Asset Management Inc.'s Schedule 13G dated January 22, 1997.

(4) Messrs. Zuhlke, Kielbas, Gallegos, Litman, Bodenstein, Fritz, Sklar, Sanborn, and Bhojwani are directors and/or executive officers of the Company. See "Election of Directors" and "Executive Officers."

(5) Includes 12,000 shares held by a family limited partnership in which Mr. Fritz is one of the general partners.

(6)  Includes options to purchase 32,500 shares exercisable within sixty days.

(7) Includes 6,000 shares held by a charitable foundation as to which Mr. Bodenstein exercises voting power.

(8)  Held in the name of Mr. Gallegos' wife.

(9) Includes 74 shares of Common Stock held in Mr. Kielbas' wife's name and options to purchase 6,500 shares of Common Stock exercisable within sixty days.

(10) Includes 30,000 stock appreciation rights exercisable within sixty days.

(11) See footnote (1) and footnotes (5) - (10) above.

                             ELECTION OF DIRECTORS

     The following table lists all nominees and continuing directors of the Company. At the Annual Meeting, two Class 1 directors are to be elected to hold office for a term of three years or until their successors are elected and qualified. The nominees are Albert J. Gallegos and Kenneth A. Bodenstein. It is intended that, in the absence of contrary specifications, votes will be cast pursuant to the enclosed proxies for the election of such nominees. Should any of the nominees become unable or unwilling to accept nomination or election, it is intended, in the absence of contrary specification, that the proxies will be voted for the other nominees named and for a substitute nominee or nominees. However, the Company now knows of no reason to anticipate such an occurrence. The nominees have consented to be named as nominees and to serve as directors if elected.



NAME                            AGE  POSITION WITH COMPANY, BUSINESS EXPERIENCE
------------------------------  ---  AND OTHER DIRECTORSHIPS
                                     -----------------------
NOMINEES FOR ELECTION

CLASS 1 (Term expires in 1997)

Albert J. Gallegos              55   Director of the Company since January
                                     1988.  Since 1986, Mr. Gallegos has been
                                     an independent consultant to the insurance
                                     industry

Kenneth A. Bodenstein           60   Director of the Company since September
                                     1987.  Mr. Bodenstein has served as Senior
                                     Vice President and Managing Director of
                                     Duff & Phelps Financial Consulting Co., a
                                     financial services company, for more than
                                     the past five years.

CONTINUING MEMBERS

CLASS 2 (Term expires in 1998)

James R. Zuhlke                 50   Mr. Zuhlke was elected Chairman of the
                                     Board on November 11, 1993.  Mr. Zuhlke
                                     has been a Director, President and Chief
                                     Executive Officer since 1985.  Mr. Zuhlke
                                     is a director of Kingsway Financial
                                     Services, Inc.

Michael L. Sklar                58   Director of the Company since May 1995.
                                     Mr. Sklar has practiced law in Chicago,
                                     Illinois for more than 25 years.  Mr.
                                     Sklar is currently, and since 1996 has
                                     been, a partner of the law firm of Rudnick
                                     & Wolfe.  From 1989 through March 1996,
                                     Mr. Sklar was a partner in the law firm of
                                     Keck, Mahin & Cate.  In 1996, Rudnick &
                                     Wolfe served as principal outside legal
                                     counsel to the Company.

CLASS 3 (TERM EXPIRES IN 1999)


Robert B. Sanborn     68   Mr. Sanborn was elected by the Board of Directors in
                           February 1994 to fill a vacancy.  Mr. Sanborn is,
                           and since 1994 has been, Senior Executive Consultant
                           to Orion Capital Corporation ("Orion"), a property
                           and casualty insurance company.  From 1987 through
                           1994, Mr. Sanborn served as the President and Chief
                           Operating Officer of Orion. Mr. Sanborn is also a
                           director of Orion, Guaranty National Corporation,
                           Nobel Insurance Limited, and HOG Lloyd's Investment
                           Trust, and is a member of many professional
                           associations within the insurance industry.

Arthur J. Fritz, Jr.  56   Director of the Company since December 1985.  Mr.
                           Fritz is a former President of the National Customs
                           Brokers & Forwarders Association of America.  Mr.
                           Fritz is currently the Chairman of Logicorp Inc.,
                           and is a director of Arkansas Best Corporation and
                           Landstar, Inc.

Arthur L. Litman      53   Director of the Company since December 1985.  Mr.
                           Litman is currently Vice President for Regulatory
                           Affairs and Compliance Services for Tower Group
                           International, Inc. ("Tower Group"), a position he
                           has held since March 1996.  From 1984 to 1991, Mr.
                           Litman served as President of Castelazo &
                           Associates, Inc., a customs brokerage and freight
                           forwarding firm acquired by Tower Group in 1991.
                           From 1991 to March 1996 Mr. Litman was Vice
                           President for the Western Region for Tower Group.
                           Mr. Litman is a past President and senior counselor
                           for the board of the National Customs Brokers &
                           Forwarders Association of America.

THE BOARD OF DIRECTORS AND ITS STANDING COMMITTEES

     The Company's Board of Directors has the responsibility to review the overall operations and proposed plans and business objectives of the Company. The Board meets regularly four times each year, once each quarter. During 1996, the Board met five times, and on two occasions there were unanimous consents to action. All directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and meetings held by each committee of the Board on which such directors served.

     The Board has a standing Executive Committee, Audit Committee, Compensation and Stock Option Committee and Investment Committee.

     The Executive Committee was formed in December 1996, to review and monitor ongoing activity as deemed appropriate between quarterly meetings of the Board of Directors. The Executive Committee reports directly to the Board and is comprised of Mr. Zuhlke and three non-employee directors, Messrs. Sanborn, Fritz and Sklar. There were no meetings of the Executive Committee in 1996.

     The Audit Committee recommends to the Board the appointment of the independent certified public accountants for the following year. The Audit Committee reviews with the auditors: (i) the scope of the Company's annual audit, (ii) the annual financial statements of the Company and the auditors report with respect thereto, (iii) corporate and accounting practices and policies, and (iv) overall accounting and financial controls. In addition, the Audit Committee is available to the independent auditors during the year for consultation purposes. The Committee, which reports directly to the Board, is comprised of four non-employee directors, Messrs. Sklar, Litman, Sanborn and Fritz. The Audit Committee met two times during 1996.

     The Compensation and Stock Option Committee reviews recommendations regarding overall salaries and compensation of Company officers and certain key employees and is responsible for awarding stock options to those officers and key employees under, and administering, the Company's 1987 Non-Qualified and Incentive Stock Option Plan. This Committee also reviews the President's performance pursuant to the Executive Incentive Compensation Plan. The Compensation and Stock Option Committee reports directly to the Board and is comprised of four non-employee directors, Messrs. Litman, Bodenstein, Sanborn and Gallegos. The Compensation and Stock Option Committee met three times during l996.

     The Investment Committee develops investment policies for the Company and reviews performance of the investment portfolio and management thereof. The Investment Committee reports directly to the Board and is comprised of the Chairman of the Board, Mr. Zuhlke, and four non-employee directors, Messrs. Gallegos, Sklar, Bodenstein and Fritz. The Investment Committee met once during 1996.

     All directors whose terms are not expiring serve as the ad hoc Nominating Committee of the Board for the purpose of considering nominees to the Board of Directors. The Company's by-laws set forth the required procedure for considering nominees recommended by stockholders. Director nominations by stockholders for the annual meeting must be delivered to the Company's Secretary either by personal delivery or certified mail, postage prepaid, return receipt requested, 90 days in advance of the annual meeting. Each such notice must set forth: (a) the name and address of the stockholder who intends to make the nomination; (b) the person or persons to be nominated; (c) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (d) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (e) such other information regarding each nominee proposed by such stockholder which would be required to be included in a proxy or information statement filed with the Securities and Exchange Commission pursuant to the proxy rules promulgated under the Securities Exchange Act of 1934, as amended, or any successor statutes thereto, had the nominee been nominated or intended to be nominated by the Board; and (f) the manually signed consent of each nominee to serve as a Director of the Company if elected. The presiding officer of the meeting of the Stockholders may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures.


DIRECTORS' COMPENSATION

     The Company pays directors fees in the amount of $2,000 per meeting of the Board and $750 for any committee meeting. During 1996, all committee meetings were held in conjunction with Board meetings.

     Each director who is not an employee of the Company is entitled to receive annually non-qualified options to purchase 1,000 shares of Common Stock on the date of the Board meeting first following the date of the Annual Meeting of Stockholders. The exercise price of such options is the fair market value of a share of Common Stock on the date of grant of the option. Options granted under this program vest in four equal annual installments beginning the third anniversary of the date of grant. On August 7, 1996 each of Messrs. Sanborn, Fritz, Litman, Gallegos, Bodenstein and Sklar were granted options under this program.


EXECUTIVE OFFICERS

     The following table lists all non-director executive officers of the Company. Officers are elected to serve until their successors are duly elected and qualified.


NAME               AGE  POSITION WITH COMPANY, BUSINESS EXPERIENCE AND OTHER
----               ---  DIRECTORSHIPS
                        -------------
Robert S. Kielbas  46   Mr. Kielbas is currently the Chief Executive Officer of
                        the Company's Hong Kong subsidiary.  Since 1994, Mr.
                        Kielbas has also served as Director of International
                        Operations for Intercargo Insurance Company, the
                        Company's primary U.S. subsidiary ("IIC"), and until
                        April 1, 1996 was the Managing Director for the U.K.
                        branch office. From 1987 to 1994 Mr. Kielbas served as
                        the Vice President-Marine of IIC with responsibility
                        for developing marine business with direct shippers and
                        alternative agency arrangements.

Gary C. Bhojwani   29   Mr. Bhojwani has been with the Company since June 1990.
                        Since August 1995, Mr. Bhojwani has served as
                        President of IAS and Vice President of Marketing for
                        Intercargo Corporation.  From January 1994 to August
                        1995, Mr. Bhojwani served as Vice President National
                        Accounts for IAS.  From January 1992 to January 1994,
                        he served as Manager National Accounts for IAS.  From
                        June 1990 to January 1992, Mr. Bhojwani held marketing
                        or sales positions with IAS.

Michael L. Rybak   44   Mr. Rybak has served as Chief Financial Officer,
                        Secretary and Treasurer since August, 1996.  From 1987
                        to 1996 Mr. Rybak was the Vice President, Chief
                        Financial Officer of United Chambers Administrators.
                        Mr. Rybak is a director of Kingsway Financial Services,
                        Inc.




                             EXECUTIVE COMPENSATION

     The Summary Compensation Table below includes, for each of the fiscal years ended December 31, 1996, 1995 and 1994, individual compensation for services to the Company and its subsidiaries paid to: (i) the Chief Executive Officer; and (ii) the two other most highly paid executive officers of the Company (the "Named Executives"). No other executive officer of the Company received annual compensation in excess of $100,000 in fiscal 1996.



                           SUMMARY COMPENSATION TABLE




                                                                                LONG TERM
                                                                              COMPENSATION    ALL OTHER
                                     ANNUAL COMPENSATION                        (AWARDS)     COMPENSATION
                                     -------------------                      ------------   ------------
                                                                               SECURITIES
                                                                               UNDERLYING
NAME & PRINCIPAL POSITION(S)  YEAR  SALARY (1)   BONUS (1)        OTHER        OPTIONS/SARs
----------------------------  ----  ----------   ---------     -----------     ------------
JAMES R. ZUHLKE               1996   $300,000     $31,500      $12,000 (2)            -0-     $10,000 (3)
Chairman, President and       1995   $270,000         -0-      $12,000 (2)         10,000     $17,518 (3)
Chief Executive Officer       1994   $245,000     $12,250      $12,000 (2)         20,000     $11,496 (3)(4)

ROBERT S. KIELBAS             1996   $202,000         -0-      $64,620 (2)(5)         -0-      $1,394 (6)
Director, International       1995   $185,000         -0-     $106,086 (2)(6)       5,000      $1,300 (6)
Business Development          1994   $175,000      $8,750      $78,909 (2)(6)         -0-        $865 (6)
of the Company and
Vice President-Marine of
Intercargo Insurance Company

GARY J. BHOJWANI              1996   $200,000     $50,071 (9)          (2)            -0-      $1,538 (8)
President of International    1995   $134,615     $64,241              (2)         25,000      $1,601 (8)
Advisory Services, Inc.       1994    $70,000     $94,673              (2)            -0-      $1,481 (8)




(1) See "Board Compensation Committee Report on Executive Compensation" for more detailed information regarding the determination of compensation for the Named Executives.

(2) Mr. Zuhlke received a cash car allowance of $12,000 in each of 1996, 1995 and 1994. The total amount of perquisites and other non-cash personal benefits did not exceed the lesser of $50,000 or 10% of total annual salary and bonus for any of the Named Executives for any year shown.

(3)  Includes:   Directors fees paid to Mr. Zuhlke by the Company of:  $10,000 in 1996, $8,000 in 1995 and $6,000 in 1994; committee fees paid by the Company to Mr. Zuhlke of $0.00 in 1996, $760 in 1995 and $500 in 1994; and director's fees paid to Mr. Zuhlke by Kingsway Financial Services, Inc. of: $11,680 in 1996, $8,758 in 1995 and $3,300 in 1994.

(4) Includes the Company's matching contribution for Mr. Zuhlke to the Company's 401(K) Savings Plan in the amount of $1,696 in 1994.

(5) Amount show for 1996 includes $55,620 paid to Mr. Kielbas for cost of living and tax equalization adjustment in connection with his overseas posting to the Company's Hong Kong operations and a cash car allowance of $9,000. Amount shown for 1995 includes $100,825 paid to Mr. Kielbas for cost of living and tax equalization adjustments in connection with his overseas posting to the Company's London branch office and a cash car allowance of $5,261. Amount shown for 1994 includes $70,090 paid to Mr. Kielbas for such cost of living and tax equalization adjustments and $8,819 for a leased automobile.

(6) Amounts shown represent the Company's matching contribution for Mr. Kielbas to the Company's 401(K) Savings Plan in the amount of $1,394 in 1996, $1,300 in 1995 and $865 in 1994.

(7) Includes options to purchase 5,000 shares granted on November 10, 1995 and stock appreciation rights exercisable for cash granted on January 1 and November 20, 1995 with respect to 15,000 and 5,000 shares, respectively.

(8) Amount shown represents the Company's matching contribution for Mr. Bhojwani to the Company's 401(k) Savings Plan in the amount of $1,538 in 1996, $1,601 in 1995 and $1,481 in 1994.

(9) Amount shown represents bonus related to 1995 performance and paid in 1996.


STOCK OPTIONS

     The Company made no grants of stock options or stock appreciation rights ("SARs") during the fiscal year ended December 31, 1996 to the Named Executives.

     Shown below is information for the Named Executives with respect to options and SARs exercised during fiscal year 1996 and unexercised options to purchase the Company's Common Stock and SARs held at December 31, 1996.


     AGGREGATED OPTION/SAR EXERCISES IN FISCAL YEAR 1996
     AND FISCAL YEAR END OPTION/SAR VALUES


                                          Number of
                                          Securities         Value of
                                          Underlying         Unexercised
                                          Unexercised        In-the-Money
                                          Options/SARs       Options/SARs
                                          at 12/31/96        at 12/31/96 (1)
        Shares Acquired     Value         Exercisable/       Exercisable/
  Name  on Exercise    (#)  Realized ($)  Unexercisable (#)  Unexercisable ($)
  ----  ------------------  ------------  -----------------  -----------------
Zuhlke      --                  --          32,500/37,500       $71,200/$11,200
Kielbas     --                  --           6,500/8,000              -/-
Bhojwani    --                  --          20,000/5,000         $4,650/-

(1) Based on the closing sale price of $8.56 as quoted on the Nasdaq National Market on December 31, 1996.

EMPLOYMENT CONTRACTS


     On January 31, 1994, the Company entered into two employment agreements with Mr. Kielbas, one under which IIC employs him in the U.S. (the "U.S. Agreement") and one under which the U.K. branch of IIC employed him in the U.K. (the "U.K. Agreement") as Director of International Operations. The U.S. Agreement is for a two-year term with automatic renewals for additional one-year terms, and provides for a base salary of $50,000 per year, certain benefits, including life insurance, and eligibility for bonuses under the Executive Incentive Compensation Plan. It also contains restrictive covenants and non-competition provisions for a period of one year after termination.

     The U.K. Agreement, which terminated March 31, 1996, was for a two-year term and provided for a base salary of L.141,000 (approximately $213,500 U.S.), subject to adjustment for certain U.K. tax liabilities. It also provided for 25 vacation days per year and return air fares from the U.S. twice per year for Mr. Kielbas and his family. IIC also guaranteed Mr. Kielbas' obligations under a loan used to purchase his U.K. residence to the extent that upon sale of the residence the sale price was less than the amount of the loan.

     Effective April 1, 1996, the U.K. Agreement was superseded by an agreement with Intercargo Insurance Company H.K. Limited, the Company's Hong Kong subsidiary, (the "H.K. Agreement") under which Mr. Kielbas currently serves as Chief Executive Officer and President of the Hong Kong subsidiary. The H.K. Agreement is for a term of two years and provides for a base salary to be paid in Hong Kong dollars at the rate of HK $1,500,000 per year (approximately $193,950 U.S.). It does not provide for reimbursement to Mr. Kielbas for Hong Kong taxes, but does provide for a furnished apartment. Mr. Kielbas is to pay the cost of the apartment in excess of HK $60,000 (approximately $7,758 U.S.) per month. The H.K. Agreement also provides for 25 vacation days per year and return air fares from the U.S. twice per year for Mr. Kielbas and his family.

     On August 12, 1996 the Company entered into an employment agreement (the "Employment Agreement") with its Chief Financial Officer, Michael L. Rybak.
The Employment Agreement is for a one year period and continues on a month-to-month basis thereafter unless otherwise terminated due to Mr. Rybak's death or disability or by the Company for "cause", as defined in the Employment Agreement. The Employment Agreement provides for a base salary of $120,000, subject to increases during subsequent renewal terms, certain benefits, eligibility for bonuses under the Executive Incentive Compensation Plan, and entrance into the vacation entitlement schedule as if he were a five year employee. It also contains restrictive covenants and non-competition provisions for the period of two years after termination.

OFFICER LOANS

     IAS has provided loans to certain of its officers which loans are evidenced by promissory notes dated August 25, 1993 bearing interest at a rate equal to the prime lending rate plus 1%, as determined from time to time. The only notes issued by a Named Executive is made by James Zuhlke in the original principal amount of $96,110. The approximate outstanding balance of this loan as of March 28, 1997 was $19,222.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Sklar, a member of the Audit Committee, is a partner of Rudnick & Wolfe, the principal law firm engaged by the Company in 1996. Mr. Zuhlke, who is Chairman of the Board, President and Chief Executive Officer of the Company, administers the determination of the bonuses for the other Named Executives under the Executive Incentive Compensation Plan.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee is comprised of four non-employee directors:
Messrs. Litman, Gallegos, Sanborn and Bodenstein. The 1996 compensation for the executive officers is comprised of the following components:

     -    Base Salary;

     - Annual incentive compensation (i.e. bonus) based on individual performance and Company performance pursuant to the Executive Incentive Compensation Plan (the "Incentive Plan"); and

     - Long term incentive compensation in the form of stock options granted pursuant to the 1987 Non-Qualified Incentive Stock Option Plan (the "Option Plan").


     Based on recommendations of the President, the Compensation Committee set the 1996 base salaries of all officers (other than the President). The Compensation Committee set the 1996 base salary of the President. Factors considered in the setting of salaries include historical salary levels and salary levels at comparable companies. After approval by the Compensation Committee, salaries are approved by the Board of Directors.

     With respect to the President, the Compensation Committee determined that the President's base salary for 1996 should be set at $300,000.

     Bonuses for all officers are determined pursuant to the Incentive Plan, which directly links executive compensation with Company performance. The Incentive Plan creates a bonus fund based on a percentage of the aggregate base salaries of all eligible employees. The percentage is determined pursuant to a sliding scale based on the return on equity ("ROE") of the Company and is measured against the equity at the beginning of the bonus year.

     The Incentive Plan provides a formula for the determination of bonus amounts which in all cases includes ROE as one measurement. Other measurements include departmental goals (for underwriters and salespeople) and intangible or qualitative objectives. The weight given to each measurement varies with the position of the individual.

     ROE is assigned a 70% weight factor for the President, a 30% weight factor for insurance underwriters and salespeople, and a 50% weight factor for the Chief Financial Officer. Intangibles are assigned a 30% weight factor for the President, a 20% factor for insurance underwriters and salespeople, and a 50% weight factor for the Chief Financial Officer. Departmental goals are assigned a 50% weight factor and only apply to insurance underwriters and salespeople. The weight factors which apply to intangibles and departmental goals are further multiplied by a performance factor which reflects the level of achievement of pre-set goals. Intangible goals, as well as what constitutes their fulfillment, are set each year by the President and the individual officer. Departmental goals are set by the President. The goals of the President are set by the Compensation Committee, and the Committee determines the degree to which the President has fulfilled those goals.

     The available bonus fund is allocated among the eligible employees according to the attainment of specific performance goals and application of the ROE factor. Each individual's bonus is subject to a limit equal to the percentage of base salary established by the ROE factor. Accordingly, the total bonus of each Named Executive is limited to his base salary multiplied by the maximum bonus percentage established by the ROE.

     Based on the parameters of the Incentive Plan and at the discretion of the Committee, bonuses were awarded for 1996 performance pursuant to the Incentive Plan to Mr. Zuhlke ($31,500) and Mr. Rybak ($3,100).

     The 1987 Non-Qualified Incentive Stock Option Plan (the "Option Plan") also links individual compensation to Company performance. Because the exercise price of the options granted under the Option Plan may not be less than fair market value at the date of the grant, the Named Executives have incentive to enhance Company performance as measured by the price of the Company's Common Stock. In granting options to Named Executives, the Compensation Committee considers the recommendations of the President as well as the number of options already held by each person. Taking into consideration various factors including the number of shares subject to option and/or SAR's previously granted, the Compensation Committee determined not to grant options to officers of the Company during fiscal year 1996.

     Effective January 1, 1994, the allowable deduction for federal income tax purposes of compensation paid by the Company to the Named Executives is $1,000,000 per executive per year. This limitation does not apply to compensation that is based upon the attainment of performance goals or paid pursuant to a written contract that was in effect on February 17, 1993. These limitations have not affected the Company's ability to deduct all taxable compensation paid to its Named Executives and is not expected to affect these deductions in the foreseeable future.


Respectfully submitted,


INTERCARGO CORPORATION
Compensation Committee




Arthur J. Fritz, Jr.
Arthur L. Litman
Michael L. Sklar

TOTAL RETURN COMPARISON

     The following graph sets forth a five-year comparison of cumulative total returns for: (i) the Company; (ii) the Standard & Poor's Total Return Index for the Nasdaq Stock Market (U.S. Companies); and (iii) a Peer Group selected by the Company (the "Peer Group").

     All returns were calculated assuming dividend reinvestment. The returns of each company in the Peer Group have been weighted according to market capitalization.

     The Peer Group consists of the following companies: AmWest Insurance Group, Inc.; Avemco Corp.; NYMAGIC, Inc.; HCC Insurance Holdings, Inc.; and Navigators Group, Inc.



                        [PERFORMANCE GRAPH APPEARS HERE]



                               FISCAL YEAR ENDING



MGFS TOTAL RETURN INDEX:  12/31/91  12/31/92  12/31/93  12/31/94  12/31/95  12/31/96
------------------------------------------------------------------------------------
INTERCARGO CORP.           100     87.26     79.89     57.32     70.78     61.88
PEER GROUP                 100     82.60     79.17     57.16     64.51     72.92
NASDAQ MARKET INDEX        100    100.98    121.13    127.17    164.96    204.98

      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and persons who beneficially own more than 10% of the Company's Common Stock, to file with the Securities and Exchange Commission initial reports of beneficial ownership of the Common Stock and reports of changes in such ownership.

Specific due dates for these reports have been established and the Company is required to disclose in this proxy statement any failure to file by these dates during 1996. To the Company's knowledge, based solely upon a review of copies of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended December 31, 1996, all of these filings were satisfied.

          RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

     Upon the recommendation of the Audit Committee, the Board of Directors has selected the independent public accounting firm of Ernst & Young LLP to audit the Company' financial statements for the year 1997, and is submitting its choice for ratification by stockholders.

     If the selection is not ratified, the Board of Directors will consider selecting another independent public accounting firm as the auditors for fiscal year 1997.

     The Board of Directors recommends a vote FOR the ratification of Ernst & Young LLP as auditors for the Company for the year 1997.

     The Company's consolidated financial statements for the year ended December 31, 1996 and 1995 were examined by KPMG Peat Marwick LLP, independent public accountants. The independent public accountants are normally selected at the fourth quarter meeting of the Board of Directors.

     On February 26, 1997, the Board, upon the advice of its Audit Committee, elected to not retain KPMG Peat Marwick LLP as its independent public accountant for fiscal year 1997. The decision to change accountants was based upon a cost analysis of services provided. There were no disagreements between management of the Company and the former accountants on any matters of accounting principles or practices, financial statement disclosures, or auditing scopes or procedures during fiscal years 1996 and 1995 and any subsequent interim period preceding the dismissal. The accountant's reports on the financial statements of the Company in the 1996 and 1995 fiscal years were unqualified, not modified as to uncertainty, audit scope or accounting principles, and did not express any adverse opinion or disclaimer of opinion. KPMG Peat Marwick LLP issued a letter dated February 21, 1997 to the Board of Directors of the Company describing a material weakness in internal control as detail accounts receivable and intercompany receivables and payables were not properly reconciled on a regular basis.

     In addition, on February, 26, 1997, the Audit Committee recommended, and the Board of Directors approved, the appointment of Ernst & Young LLP as the Company's new independent accountants, effective for fiscal 1997, but subject to stockholder ratification of the selection. The selection of Ernst & Young LLP was through a request for proposal process with no consideration requested or made on the application of accounting principles, the type of audit opinion that might be rendered on the financial statements, or any other factor for reaching a decision as to accounting, auditing or financial reporting issues.

     Representatives of KPMG Peat Marwick LLP and Ernst & Young LLP are expected to attend the annual meeting with an opportunity to make an appropriate statement if they desire to do so, and will be available to respond to appropriate questions.

          APPROVAL OF AN AMENDMENT EXTENDING THE TERM OF THE COMPANY'S
                 NON-QUALIFIED AND INCENTIVE STOCK OPTION PLAN

     The Company's Non-Qualified and Incentive Stock Option Plan, as amended and restated (the "Option Plan") is scheduled to terminate on July 28, 1997. There will be presented at the Annual Meeting a proposal to amend the Option Plan to extend its term approximately 10 years to March 1, 2007. As of March 31, 1997, options to purchase 229,900 shares of Common Stock have been granted pursuant to the Option Plan, of which options to purchase 86,500 shares have been exercised or have expired, and 456,600 shares remain available for issuance in connection with future grants.

     The Company is authorized to grant both incentive stock options and non-qualified stock options under the Option Plan. To qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), among other conditions, the option must be granted within 10 years of the adoption of the Option Plan or stockholder approval, whichever is earlier. The amendment of the Option Plan to extend its term is deemed by the Company to be the equivalent of the adoption of the Option Plan for purposes of
Section 422 of the Code. Thus, if the term of the Option plan is extended, incentive stock options may be granted thereunder through March 1, 2007.

     Assuming a quorum is present, an affirmative vote by the holders of a majority of the outstanding Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon is required to amend the Option Plan to extend its term.

     The following is a summary of the Option Plan as proposed to be amended to extend its term. This summary, however, does not purport to be a complete description of the Option Plan. A copy of the Option Plan is attached to this Proxy Statement as Exhibit A and is incorporated herein by reference.


GENERAL

     The purpose of the Option Plan is to encourage officers, directors and key employees of the Company to acquire or increase their ownership of Common Stock on reasonable terms. The Option Plan is intended to foster in participants a strong incentive for them to put forth maximum effort for the continued success and growth of the Company and its subsidiaries , to aid in retaining individuals who put forth such efforts, and to assist in attracting the best available individuals to the Company and its subsidiaries in the future.

     The Option Plan provides for the granting of awards of incentive stock options ("ISOs") within the meaning of Section 422 of the Code, nonqualified stock options ("NSOs") or a combination of the foregoing. (Awards of ISOs and NSOs are sometimes hereinafter collectively referred to as "Options".) The aggregate number of shares that may be granted under the Option Plan is 600,000, and the maximum number of shares that can be granted to any person in any twelve-month period is 75,000. As of March 31, 1997, the closing sale price of the Common Stock was $9.63 per share as reported by the Nasdaq National Market.


ADMINISTRATION

     The Option Plan is administered by a committee (the "Committee") of three directors of the Company who meet the definition of "disinterested person" pursuant to Rule 16b-3 of the Securities Exchange Act and "outside director" pursuant to Section 162(m) of the Code and the Treasury Department regulations thereunder.

     Subject to the terms of the Option Plan, the Committee has the authority, with respect to employee grantees, in its discretion, to determine the grantee of an Option, the number of shares covered by an Option, and the individual terms of an Option; to amend or cancel Options (with the consent of the participant); to accelerate the vesting of Options; to require the cancellation or surrender of any previously granted Option under the Option Plan; to interpret the Option Plan; to prescribe, amend, and rescind rules and regulations relating to the Option Plan; and to determine all matters relating to the administration of the Option Plan and the granting of Options. The Committee, however, has no discretion with respect to Options granted to non-employee directors.


ELIGIBILITY

     Options may be granted to any officer, director and other key employee of the Company or any of its subsidiaries. As of March 1, 1997 approximately 30 persons were eligible to participate in the Option Plan. However, only Non-Discretionary Options, as described below, may be granted to directors who are not employees of the Company.


INCENTIVE STOCK OPTIONS

     The Option Plan permits the Committee to grant ISOs to officers and key employees of the Company or any subsidiary of the Company and to determine the terms and conditions of each grant including, without limitation, the number of shares subject to each ISO and the Option exercise period. The ISO exercise price may not be less than the fair market value of the Common Stock on the date of grant and the exercise period may not exceed 10 years; provided, however, if the participant is a holder of more than 10% of the Company's outstanding voting securities, the exercise price may not be less than 110% of such fair market value on the date of grant and the exercise period may not exceed five years. In addition, no ISO under the Option Plan may be granted to officers and key employees to the extent that the aggregate fair market value of the Common Stock (determined as of the date of the grant) with respect to which ISOs are exercisable for the first time by such officer or key employee during any calendar year (including all ISOs granted under the Option Plan and other plans of the Company and its subsidiaries) exceeds the sum of $100,000.


NON-QUALIFIED STOCK OPTIONS

     The Option Plan also permits the Committee to grant NSOs to any officer or key employee of the Company and its subsidiaries. With respect to employees, the committee grants NSOs to participants and determines the terms and conditions of each grant, including the number of shares subject to each NSO, the Option exercise period and the Option exercise price, which may not be less than the fair market value of the Common Stock as of the date of grant.


NON-DISCRETIONARY STOCK OPTIONS TO NON-EMPLOYEE DIRECTORS

     The Options Plan provides for automatic, non-discretionary annual grants of NSOs to non-employee director of the Company ("Non-Discretionary Options"). NSOs to purchase 1,000 shares of Common Stock are automatically granted each year to each non-employee director, without any exercise of discretion by the Committee, at the first regularly scheduled Board meeting following the Annual Meeting of Stockholders. Each Non-Discretionary Option is exercisable as to 25% commencing on the third anniversary dates of the grant date of such Option. The exercise price of the Non-discretionary Options is the fair market value of the Common Stock on the date the Option is granted. The Non-Discretionary Options expire ten years from the date of grant.

PAYMENT OF EXERCISE PRICE

     A participant may pay the Option exercise price in cash or, with the Committee's approval, shares of Common Stock valued at fair market value at the time of exercise or any combination of both.


VESTING

     The individual options agreements for employee grantees provide for the exercisability of the employee's Options. Generally, Options first become exercisable three years after the grant date (the "exercisable date"). Commencing on the exercisable date, options are exercisable at a rate of 25% per year. Once the right to exercise accrues, it does not expire but remains cumulative until expiration. However, in the event a participant dies while employed by the Company or a subsidiary or within three months after the termination of his or her employment, the participant's legatee or legatees under the participant's will or the participant's personal representatives or distributees may exercise in full any unexercised Options held by the participant for a period of one year after such participant's death, but not beyond the original term of the Option. In addition, in the event a participant's employment terminates on account of the participant becoming "disabled", as defined in Section 422A(c)(9) of the Code, the participant may exercise the Option in full at any time within one year after the date on which his or her employment terminated, but not beyond the original term of the Option. Moreover, if the participant retires and is entitled to benefits under the provisions of any retirement plan of the Company or a subsidiary, the Option may be exercised in full after the sixth month anniversary of the date of grant of the Option up to any time within one year after the date on which his or her employment terminated, but not beyond the original term of the Option.


NON-TRANSFERABILITY

     Options are not transferable other than by will or the laws of descent and distribution. During a participant's lifetime, his Options may be exercised only by him or her.


ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

     Subject to the provisions in the Option Plan, the Committee shall equitably adjust the number and class of shares of Common Stock available under the Option Plan in the aggregate, the number and classes of shares subject to Options previously granted, applicable purchase prices and all other applicable provisions in the event of changes in all of the outstanding shares of Common Stock by reason of stock dividends stock splits, recapitalizations, mergers, consolidations, combinations, exchanges of Common Stock, separations, reorganizations, or liquidations. For employee grantees, but not for non-employee directors, the Committee has the discretion to include in such adjustment payment in cash or in shares of Common Stock in an amount equal to the difference between the price at which such award may be exercised and the then current Fair Market Value of the shares underlying the Option.


EFFECT OF CHANGE IN CONTROL

     All Options granted under the Option Plan become immediately fully exercisable for a period of six months upon the occurrence of a "change in control." A "change in control" means the occurrence of one of the following:
(1) a single entity or group of affiliated entities acquires more than 50% of the Company's outstanding shares, without prior approval of the Board; (2) the Company is involved in a merger or sale of all or substantially all of its assets so that its stockholders before the merger or sale own less than 50% of the voting power of the surviving or acquiring corporation; (3) a liquidation or dissolution of the Company occurs; or (4) a change in the majority of the Board of Directors occurs during any 24-month period without the approval of a majority of directors and officers at the beginning of such period. No shares issued upon exercise of any Option by a director, executive officer or beneficial owner of more than 10% of the outstanding shares of the Company may be sold prior to six months from the date of grant of the Option.


WITHHOLDING TAX

     With respect to any payments made to a participant, the Company has the right to withhold in cash or shares of Common Stock any taxes required by law to be withheld because of such payments.


AMENDMENT; TERMINATION

     The Board of Directors of the Company may at any time and from time to time amend the Option Plan without the approval of the stockholders of the Company. The Board may not, however, without stockholder approval, increase the aggregate number of shares of stock which may be sold pursuant to Options granted or expand or change the class of persons eligible to participate in the Option Plan, permit the purchase price of the Common Stock subject to an Option to be less than the fair market value of such shares at the time the Option is granted, extend the term of the Option Plan, or materially increase the benefits under the Option Plan. No change will be permitted to an Option previously granted which will alter or impair any of the rights or obligations of a participant without the participant's consent.

     The Option Plan shall terminate on March 1, 2007, and no Options shall be granted after that date although the terms of any Options may be amended at any date prior to the end of its term in accordance with the Option Plan. Any Options outstanding at the time of termination shall continue in full force and effect according to the terms and conditions of the Option agreement and the Option Plan.


AWARDS

     The grant of Options to employees of the Company are within the discretion of the Committee. The grant of Options to non-employee directors of the Company are automatic and not subject to the discretion of the Committee or any other person.


TAX CONSEQUENCES
TAX TREATMENT OF ISOS

     Generally, the recipient of ISOs does not realize any taxable income either at the time of grant or exercise, and the Company (or subsidiary that employs the participant) is not entitled to a deduction either at the time of grant or at the time of exercise of ISOs, provided that the participant was an employee of the Company or of a subsidiary of the Company at all times during the period beginning on the date of grant and ending three months prior to the date of exercise and does not sell the shares within two years from the date of grant and one year from the date the shares are issued to the participant upon exercise. At the time of ultimate sale following the applicable holding periods, the participant will realize income taxable at capital gain rates on the excess of the sale price over the ISO exercise price. If a participant sells such shares prior to the expiration of the applicable holdings periods, the participant will realize ordinary income at that time in an amount equal to
(a) the excess of the fair market value of the shares on the date of exercise over the ISO exercise price or (b) if the sale is for less than the fair market value at the date of exercise, the gain realized on the sale, and the Company will be entitled to a deduction equal to the amount of such ordinary income. Such participant will realize income taxable at capital gain rates on any excess of the sale price over the fair market value on the date of exercise.

     An amount with respect to an ISO may be included in a participant's alternative minimum taxable income at the time of exercise for purposes of determining whether the alternative minimum tax for noncorporate taxpayers will be imposed on the participant for a given year.


TAX TREATMENT OF NSOS

     Generally, the recipient of NSOs does not realize any taxable income at the time of grant and the company is not then entitled to a deduction. Upon exercise of an NSO, the participant will recognize income at ordinary income tax rates. The amount of income then recognized by a participant will be the excess of the fair market value of the shares purchased upon exercise over the exercise price paid for the shares. The Company will generally be entitled to take a deduction equal to this amount for the year which ends with or includes the end of the year in which the related amount is included in income by the participant. In order for the Company to be able to take a deduction for this amount, however, the amount will have to be considered "reasonable compensation" and applicable withholding requirements will have to be met.

     A participant's basis in shares acquired upon the exercise of an Option will be the exercise price of the Option, plus any amount includable in the participant's gross income upon the exercise of the Option. The gain or loss realized by the participant upon a subsequent sale or exchange of the Shares will be a capital gain or loss.


            THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS
            VOTE FOR THE APPROVAL OF THE AMENDMENT OF THE COMPANY'S
                 NON-QUALIFIED AND INCENTIVE STOCK OPTION PLAN
                      TO EXTEND THE TERM TO MARCH 1, 2007



                 STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

     In order for a proposal by a stockholder of the Company to be included in the Company's proxy statement and form of proxy for the 1998 Annual Meeting of Stockholders, the proposal must be received by the Company no later than December 19, 1997. No stockholder proposals have been received in connection with the 1997 Annual Meeting of Stockholders.

                                 OTHER MATTERS

     The Company knows of no matters, other than those referred to herein, which will be presented at the meeting. If, however, any other appropriate business should properly be presented at the meeting, the proxies named in the enclosed form of proxy will vote the proxies in accordance with their best judgment.

                            EXPENSES OF SOLICITATION

     All expenses incident to the solicitation of proxies by the Company will be paid by the Company. The Company intends to reimburse brokerage houses and other custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred in forwarding copies of solicitation material to beneficial owners of Common Stock held of record by such persons. In a limited number of instances, regular employees of the Company may solicit proxies in person or by telegraph or telephone (but will not be specifically compensated therefore).

By order of the Board of Directors.




Michael L. Rybak
Secretary



Schaumburg, Illinois
April 18, 1997

                                   EXHIBIT 1


               1987 NON-QUALIFIED AND INCENTIVE STOCK OPTION PLAN
                           OF INTERCARGO CORPORATION
                           (AS AMENDED AND RESTATED)

     1. Purpose of the Plan. This 1987 Non-Qualified and Incentive Stock Option Plan of INTERCARGO CORPORATION, a Delaware corporation (the "Company") adopted on the 28th day of July, 1987, is intended to encourage officers, directors and key employees of the Company to acquire or increase their ownership of common stock of the Company on reasonable terms. The opportunity so provided is intended to foster in participants a strong incentive to put forth maximum effort for the continued success and growth of the Company and its Subsidiaries, to aid in retaining individuals who put forth such efforts and to assist in attracting the best available individuals to the Company and its Subsidiaries in the future.

     2. Definitions. When used herein, the following terms shall have the meaning set forth below:

     2.1 "Affiliate" means, with respect to any specified person or entity, a person or entity that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the person or entity specified.

     2.2 "Award" means an Option.

     2.3 "Award Agreement" means a written agreement in such form as may be, from time to time, hereafter approved by the Committee, which shall be duly executed by the Company and the Grantee and which shall set forth the terms and conditions of an Award under the Plan.

     2.4 "Board" means the Board of Directors of the Company.

     2.5 "Change in Control" means the occurrence of one of the following: (i) without prior approval of the Board, a single entity or group of affiliated entities acquires more than 50% of the Company's outstanding Shares, (ii) the Company is involved in a merger or a sale of all or substantially all of its assets so that its stockholders before the merger or sale own less than 50% of the voting power of the surviving or acquiring corporation, (iii) a liquidation or dissolution of the Company occurs, or (iv) a change in the majority of the Board of Directors occurs during any 24-month period without the approval of a majority of directors in office at the beginning of such period.

     2.6 "Code" means the Internal Revenue Code of 1986, as in effect at the time of reference, or any successor revenue code which may hereafter be adopted in lieu thereof, and reference to any specific provisions of the Code shall refer to the corresponding provisions of the Code as it may hereafter be amended or replaced.

     2.7 "Committee" means the Stock Option Committee of the Board or any other committee appointed by the Board whose members meet the requirements for eligibility to serve, set forth in Section 4, which is invested by the Board with responsibility for the administration of the Plan.

     2.8 "Company" means Intercargo Corporation.

     2.9 "Employees" means officers (including officers who are members of the Board) and other key employees of the Company or any of its Subsidiaries.

     2.10 "Fair Market Value" with respect to the Company's Shares means: (i) for options granted on or before the effective day of any Registration Statement the Company may file with the Securities and Exchange Commission an amount based on an average of fair market value as of the date of grant set forth in the opinion of such independent well-qualified experts as the Committee may from time to time select; and (ii) for options granted thereafter, the closing price of the Shares on the last business day prior to the date of grant on which transactions in Shares occurred, as reported on such source of quotation for, or reports of, trading activity in Shares as the Committee may from time to time select.

     2.11 "Grantee" means an individual who has been granted an Award.

     2.12 "Incentive Stock Option" means an Option meeting the requirements and containing the limitations and restrictions set forth in Section 422A of the Code.

     2.13 "Non-Qualified Stock Option" means an Option other than an Incentive Stock Option.

     2.14 "Option" means the right to purchase, at a price and for a term fixed by the Committee in accordance with the Plan, and subject to such other limitations and restrictions as the Plan and the Committee impose, the number of Shares specified by the Committee.

     2.15 "Parent" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the granting of the option, each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     2.16 "Plan" means the Company's 1987 Non-Qualified and Incentive Stock Option Plan.

     2.17 "SEC" means the U.S. Securities and Exchange Commission.

     2.18 "Shares" means shares of the Company's $1.00 par value common stock or, if by reason of the adjustment provisions hereof any rights under an Award under the Plan pertaining to any other security, such other security.

     2.19 "Subsidiary" means any corporation other than the Company in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     2.20 "Successor" means the legal representative of the estate of a deceased Employee or the person or persons who shall acquire the right to exercise an Award by bequest or inheritance or by reason of the death of the Employee.

     2.21 "Term" means the period during which a particular Award may be exercised.

     3. Stock Subject to the Plan. There will be reserved for use, upon the exercise of Awards to be granted from time to time under the Plan, an aggregate of 600,000 Shares, which Shares may be, in whole or in part, as the Board shall from time to time determine, authorized but unissued Shares, or issued Shares which shall have been reacquired by the Company. Any Shares subject to issuance upon exercise of Options but which are not issued because of a surrender, lapse, expiration or termination of any such Option prior to issuance of the Shares shall once again be available for issuance in satisfaction of Awards.

     4. Administration of the Plan. The Board shall appoint the Committee, which shall consist of not less than three (3) members of the Board who meet the definition of a "disinterested person" pursuant to Rule 16b-3 of the SEC (or any successor rule) as in effect from time to time and "outside director" pursuant to Section 162(m) of the Code and the Treasury Department regulations issued thereunder from time to time. Subject to the provisions of the Plan, the Committee shall have the full authority, in its discretion, with respect to Employee Grantees, to determine the Employees to whom Awards shall be granted, the number of Shares to be covered by each of the Awards, and the terms of any such Award; to amend or cancel Awards (subject to Section 18 of the Plan); to accelerate the vesting of Awards; to require the cancellation or surrender of any previously granted options under this Plan or any other plans of the Company as a condition to the granting of an Award; to interpret the Plan; and to prescribe, amend, and rescind rules and regulations relating to it, and generally to interpret and determine any and all matters whatsoever relating to the administration of the Plan and the granting of Awards hereunder. The Board may, from time to time, appoint members to the Committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused, in the Committee. The Committee shall select one of its members as its Chairman and shall hold its meetings at such times and places as it shall deem advisable. A majority of its members shall constitute a quorum. Any action of the Committee may be taken by a written instrument signed by all of the members, and any action so taken shall be fully as effective as if it had been taken by a vote of a majority of the members at a meeting duly called and held. The Committee shall make such rules and regulations for the conduct of its business as it shall deem advisable and shall appoint a Secretary who shall keep minutes of its meetings and records of all action taken in writing without a meeting. No member of the Committee shall be liable, in the absence of bad faith, for any act or omission with respect to his service on the Committee. Notwithstanding the foregoing, the selection of the non-employee directors to whom Awards are to be granted, the timing of such grants, the number of shares subject to any such Award, the exercise price of any such Award, the periods during which any such Award may be exercised, and the term of any such Award shall be as set forth in Section 5.2 herein, and the Committee shall have no discretion as to such matters. This Plan is intended to allow non-employee directors to receive Awards without such Awards causing them to cease to be "disinterested persons" (within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended) with respect to this Plan or any other stock plans of the Company. To the extent that any provision of the Plan or action by the Committee with respect thereto would be inconsistent with such intent, such provision or action shall be null and void.

     5. Grant of Awards

     5.1 Persons to Whom Discretionary Awards May Be Granted. Awards may be granted in each calendar year or portion thereof while the Plan is in effect to such of the Employees as the Committee, in its discretion, shall determine, and shall be granted to non-employee directors pursuant to Section 5.2.

     In determining the Employees to whom Awards shall be granted and the number of Shares to be subject to purchase under such Awards, the Committee shall take into account the duties of the respective Employees, their present and potential contributions to the success of the Company, and such other factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan.

     Except as provided in Section 5.2, no Award shall be granted to any member of the Committee so long as his membership on the Committee continues or to any member of the Board who is not also an officer or key Employee of the Company or any Subsidiary.

     5.2 Nondiscretionary Awards. Nondiscretionary Awards of Non-Qualified Stock Options shall be granted to each non-employee director of the Company on the following terms and conditions.

           (a) Subject to approval by the stockholders of the Company of the provisions of this Section 5.2, commencing with the first regularly scheduled Board meeting following the Annual Meeting of Stockholders of the Company to be held in 1995, and thereafter annually at the first regularly scheduled Board meeting following the Annual Meeting of Stockholders, there shall be granted automatically, and without any action or exercise of discretion by the Committee, to each non-employee director of the Company, an Award of Options to purchase 1,000 Shares;

           (b) Each nondiscretionary Award granted pursuant to the provisions of this Section 5.2 shall be exercisable as to 25 percent commencing on the third anniversary of the grant date of such Award and as to an additional 25 percent on the fourth, fifth and sixth anniversary dates of the grant date of such Award;

           (c) The exercise price of the Awards made pursuant to this Section 5.2 shall be the Fair Market Value of the Shares on the date the Award is granted;

           (d) The nondiscretionary Awards granted pursuant to this Section 5.2 shall expire ten (10) years from the Grant Date, subject to the terms and conditions of the Plan;

           (e) The provisions of this Section 5.2 shall not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act, or the rules thereunder;

     6. Stock Options.

     6.1 Types of Options. Unless otherwise specified herein, options granted under this Plan may be (i) Incentive Stock Options, (ii) Non-Qualified Stock Options, or (iii) a combination of the foregoing. The Award Agreement shall designate whether an Option is an Incentive Stock Option or a Non-Qualified Stock Option.

     6.2 Option Price. The option price per Share of any Option granted under the Plan shall not be less than the Fair Market Value of the Shares covered by the Option on the date the Option is granted.

     Notwithstanding anything herein to the contrary, in the event an Incentive Stock Option is granted to an Employee who, at the time such Incentive Stock Option is granted, beneficially owns, as defined in Section 425 of the Code, stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of:

     (i) the Company; or

     (ii) if applicable, a Subsidiary; or

     (iii) if applicable, a Parent,

then the option price per Share of any Incentive Stock Option granted to such Employee shall not be less than one hundred ten percent (110%) of the Fair Market Value of the Shares covered by the Option on the date the Option is granted.

     6.3 Term of Options. Options granted hereunder shall be exercisable for a Term of not more than ten (10) years from the date of grant thereof, but shall be subject to earlier termination as hereinafter provided. Each Award Agreement issued hereunder shall specify the Term of the Option, which Term shall be determined by the Committee in accordance with its discretionary authority hereunder.

     Notwithstanding anything herein to the contrary, in the event an Incentive Stock Option is granted to an Employee who, at the time such Incentive Stock Option is granted, beneficially owns, as defined in Section 425 of the Code, stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of:

     (i)   the Company;

     (ii) if applicable, a Subsidiary; or

     (iii) if applicable, a Parent,

then such Incentive Stock Option shall not be exercisable more than five (5) years from the date of grant thereof, but shall be subject to earlier termination as hereinafter provided.

     7. Award Limits.

     7.1 Limit on Fair Market Value of Incentive Stock Options. No Employee may be granted an Incentive Stock Option hereunder to the extent that the aggregate Fair Market Value (such Fair Market Value being determined as of the date of grant of the option) of the stock with respect to which Incentive Stock Options are exercisable for the first time by such Employee during any calendar year (under all such plans of such Employee's employer corporation and its Parent and Subsidiary corporations) exceeds the sum of One Hundred Thousand Dollars ($100,000).

     7.2 Overall Limit. Options to purchase no more than 75,000 Shares, in the aggregate, may be granted to any Grantee in any twelve-month period.

     8. Date of Grant. The date of grant of an Award shall be the date on which the Committee acts in granting the Award or as specified in Section 5.2 hereof.

     9. Exercise of Rights Under Awards. A Grantee entitled to exercise an Award may do so by delivery of a written notice to that effect specifying the number of Shares with respect to which the Award is being exercised and any other information the Committee may prescribe. The notice shall be accompanied by payment in full of the purchase price of any shares to be purchased, which payment may be made in cash or, with the Committee's approval, in Shares valued at Fair Market Value at the time of exercise or a combination thereof. No Shares shall be issued upon exercise of an Option until full payment has been made therefor. All notices or requests provided for herein shall be delivered to the Company's president.

     10. Award Terms and Conditions. Each Award and each Award Agreement relating thereto shall contain such other terms and conditions not inconsistent herewith as shall be approved by the Board or the Committee.

     11. Rights of Award Holder. The holder of an Award shall not have any of the rights of a stockholder with respect to the Shares subject to purchase under an Award, except upon the due exercise of the Award.

     12. Nontransferability of Awards. An Award shall not be transferable, other than by will or the laws of descent and distribution, and an Award may be exercised, during the lifetime of the holder of the Award, only by him.

     13. Adjustments Upon Changes in Capitalization. In the event of changes in all of the outstanding Shares by reason of stock dividends, stock splits, recapitalizations, mergers, consolidations, combinations, exchanges of Shares, separations, reorganizations or liquidations, the number and class of Shares available under the Plan in the aggregate, the number and classes of Shares subject to Awards theretofore granted, applicable purchase prices and all other applicable provisions, shall, subject to the provisions of the Plan, be equitably adjusted by the Committee. For employee Grantees, but not for non-employee directors, such adjustment may, but need not, include payment in cash or in Shares in an amount equal to the difference between the price at which such Award may be exercised and the then current Fair Market Value of the Shares subject to such Award as equitably determined by the Committee. The manner of application of the foregoing provisions shall be determined by the Committee in its sole discretion. Any such adjustment may provide for the elimination of any fractional Share which might otherwise become subject to an Award.

     14. Effect of Change in Control. Notwithstanding anything contained herein to the contrary, upon the occurrence of a Change in Control of the Company, all Awards granted under the Plan shall be immediately fully exercisable for a period of six months following such Change in Control, after which time no further Awards may be exercised pursuant to the Plan; provided, however, that with respect to any director, executive officer or beneficial owner of more than 10% of the outstanding voting securities of the Company, no shares issued upon exercise of any Award granted pursuant to the Plan may be sold prior to six months from the date of grant of such Award.

     15. Form of Options. Nothing contained in the Plan nor any resolution adopted by the Board or the stockholders of the Company shall constitute the granting of any Award. An Award shall be granted hereunder only (i) by action duly taken by the Committee in granting an Award or (ii) pursuant to Section
5.2. Whenever the Committee shall designate an Employee for the receipt of an Award, the Secretary or the President of the Company, or such other person as the Committee shall appoint, shall forthwith send notice thereof to the Employee, in such form as the Committee shall approve, stating the number of Shares subject to Award, its Term, and the other terms and conditions thereof. The notice shall be accompanied by a written Award Agreement in such form as may from time to time hereafter be approved by the Committee, which shall have been duly executed by or on behalf of the Company. If the surrender of previously issued

Awards is made a condition of the grant, the notice shall set forth the pertinent details of such condition and the written Award Agreement executed by or on behalf of the Company shall be delivered to the Employee on the date such surrender is made, but it shall be dated as of the date on which the Committee designated the Employee to receive an Award hereunder. Execution by the Employee to whom such Award is granted of said Award Agreement in accordance with the provisions set forth in this Plan shall be a condition precedent to the exercise of any Award.

     16. Taxes. The Company shall have the right to require a person entitled to receive Shares pursuant to the exercise of an Award under the Plan to pay the Company the amount of any taxes which the Company is or will be required to withhold with respect to such Shares before the certificate for such Shares is delivered pursuant to the Award. Furthermore, the Company may elect to deduct such taxes from any other amounts payable then or at any time thereafter, to the Employee. If the Employee disposes of Shares acquired pursuant to an Incentive Stock Option in any transaction considered to be a disqualifying transaction under Sections 421 and 422A of the Code, the Company shall have the right to deduct any taxes required by law to be withheld from any amounts otherwise payable to the Employee.

     17. Termination of Plan. The Plan shall terminate ten (10) years from March 1, 1997, and an Award shall not be granted under the Plan after that date although the terms of any Awards may be amended at any date prior to the end of its Term in accordance with the Plan. Any Awards outstanding at the time of termination of the Plan shall continue in full force and effect according to the terms and conditions of the Award and this Plan.

     18. Amendment of the Plan. The Plan may be amended at any time and from time to time by the Board, but no amendment without the approval of the stockholders of the Company shall:

     (a) increase the number of Shares as to which Options may be granted under the Plan;

     (b) expand or change the class of persons eligible to receive Awards;

       (c) permit the purchase price of Shares subject to an Option granted under the Plan to be less than the Fair Market Value of such Shares at the time the Option is granted;

     (d) extend the term of the Plan; or

     (e) materially increase the benefits to the Grantees under the Plan.

     Notwithstanding anything to the contrary contained herein, no amendment or cancellation of the Plan or any Award granted under the Plan shall alter or impair any of the rights or obligations of any person, without his consent, under any Award theretofore granted under the Plan.

     19. Delivery of Shares on Exercise. Delivery of certificates for Shares pursuant to an Award exercise may be postponed by the Company for such period as may be required for it, with reasonable diligence, to comply with any applicable requirements of any federal, state or local law or regulation or any administrative or quasi-administrative requirement applicable to the sale, issuance, distribution or delivery of such Shares.

     20. Fees and Costs. The Company shall pay all original issue taxes on the exercise of any Award granted under the Plan and all other fees and expenses necessarily incurred by the Company in connection therewith.

     21. Effectiveness of the Plan. The Plan shall become effective when approved by the Board. The Plan shall thereafter be submitted to the Company's shareholders for approval and unless the Plan is approved by the affirmative votes of the holders of Shares having a majority of the voting power of all Shares represented at a meeting duly held in accordance with Delaware law within twelve (12) months after being approved by the Board, the Plan and all Awards made under it shall be void and of no force and effect.

     22. Other Provisions. As used in the Plan, and in Awards and other documents prepared in implementation of the Plan, references to the masculine pronoun shall be deemed to refer to the feminine or neuter, and references in the singular or the plural shall refer to the plural or the singular, as the identity of the person or persons or entity or entities being referred to may require. The captions used in the Plan, in the Awards and other documents prepared in implementation of the Plan are for convenience only and shall not affect the meaning of any provision hereof or thereof.

     Amended to extend the term of the Plan, effective March 1, 1997.



                                          INTERCARGO CORPORATION



                                          By:___________________________

NOTICE OF AMENDMENT TO 1987 NON-QUALIFIED AND INCENTIVE STOCK OPTION PLAN OF INTERCARGO CORPORATION



       Pursuant to the 2 for 1 stock split, the total number of shares eligible for issuance pursuant to option was increased from 100,000 to 200,000 by Board action dated
       November 14, 1991.

PROXY                         INTERCARGO CORPORATION                      PROXY

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
            FOR THE ANNUAL MEETING OF STOCKHOLDERS -- MAY 16, 1997


        The undersigned hereby acknowledges receipt of Notice of Annual Meeting of Stockholders to be held May 16, 1997 and hereby appoints James R. Zuhlke and Michael L. Rybak, or either of them (with power of substitution in each) the proxy or proxies of the undersigned to vote as designated below, all shares of Intercargo Corporation Common Stock held of record by the undersigned on March 28, 1997 at the annual meeting to be held at 1450 East American Lane, Conference Room B, Schaumburg, Illinois, 60173 on May 16, 1997 at 10:00 am. Chicago, Illinois Time, or at any adjournment thereof.

        THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN AND IN THE ABSENCE OF SUCH INSTRUCTIONS SHALL BE VOTED FOR ALL OF THE DIRECTOR NOMINEES DESCRIBED IN PROPOSAL 1, FOR RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR FISCAL YEAR 1997 AND FOR THE AMENDMENT TO THE COMPANY'S NON-QUALIFIED AND INCENTIVE STOCK OPTION PLAN. IF OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PROXIES ON THOSE MATTERS.

      PLEASE MARK, SIGN, DATE AND MAIL THE PROXY CARD PROMPTLY USING THE
                              ENCLOSED ENVELOPE.

               (Continued and to be signed on the reverse side)


1.      Election of Class 1 Directors-          For     Withheld
        Nominees:  Albert J. Gallegos,          ___     ___
        Kenneth A. Bodenstein
                                                FOR all nominees EXCEPT those
                                                whose names are inserted on the
                                                line below.

                                                _______________________________

2.      Ratification of selection of            For     Withheld        Abstain
        Ernst & Young LLP as auditors           ___     ___             ___
        for fiscal year 1997.

3.      Approval of the amendment to            For     Withheld        Abstain
        the Company's Non-Qualified and         ___     ___             ___
        Incentive Stock Option Plan.

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.


                                                        Dated:____________,1997

                                        Signature(s)___________________________
                                        _______________________________________
                                        Please sign exactly as your name(s)
                                        appears hereon.  Joint owners should
                                        each sign personally.  If signing in
                                        fiduciary or representative capacity,
                                        give full title as such.  If a
                                        corporation, please sign in full
                                        corporate name by president or other
                                        authorized officer.  If a partnership,
                                        please sign in partnership name by
                                        authorized person.